Exhibit (j)(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Advisor Floating Rate High Income Fund, which is included in Post-Effective Amendment No. 60 to the Registration Statement No. 811-4707 on Form N-1A of Advisor Series II.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
September 3, 2002